EXHIBIT 4.10


NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

THIS WARRANT IS ISSUED IN CONNECTION WITH THE ACCESSITY SHARE EXCHANGE (AS DEFINED BELOW) AS A REPLACEMENT WARRANT OF A NONSTATUTORY STOCK OPTION AGREEMENT ISSUED ON MAY 20, 2004.

                              PACIFIC ETHANOL, INC.

                                     WARRANT

Warrant No. Manternach-1                     Original Issue Date: March 23, 2005

         Pacific Ethanol, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, JEFFREY H. MANTERNACH, or its registered assigns (the "Holder"), is entitled to purchase from the Company up to a total of 25,000 shares of Common Stock (each such share, a "Warrant Share" and all such shares, the "Warrant Shares"), at any time and from time to time from and after the Original Issue Date and through and including March 23, 2006 (the "Expiration Date"), and subject to the following terms and conditions:

         1. DEFINITIONS. As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1. Capitalized terms that are used and not defined in this Warrant that are defined in the Purchase Agreement (as defined below) shall have the respective definitions set forth in the Purchase Agreement.

         "ACCESSITY SHARE EXCHANGE" means the share exchange transaction among Accessity Corp., Pacific Ethanol, Inc., a California corporation ("PEI California"), Kinergy Marketing, LLC and ReEnergy, LLC as described in that certain Share Exchange Agreement dated as of May 14, 2004, as amended on July 30, 2004, October 1, 2004, January 7, 2005, February 16, 2005 and March 3, 2005,
and pursuant to which Accessity Corp. was merged with and into the Company.

         "BUSINESS DAY" means any day except Saturday, Sunday and any day that is a federal legal holiday in the United States or a day on which banking institutions in the State of California are authorized or required by law or other government action to close.

         "CALIFORNIA COURTS" means the state and federal courts sitting in the County of Orange, State of California.


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

         "CAUSE" means any of the following: (1) the Holder's theft, dishonesty, or falsification of any documents or records of the Company; (2) the Holder's improper use or disclosure of the Company's confidential or proprietary information; (3) any action by the Holder which has a material detrimental effect on the Company's reputation or business; (4) the Holder's failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability;
(5) any material breach by the Holder of any employment agreement between the Holder and the Company, which breach is not cured pursuant to the terms of such agreement; or (6) the Holder's conviction (including any plea of guilty or nolo contendere) of any criminal act which materially impairs the Holder's ability to perform his or her duties with the Company.

         "COMMON STOCK" means the common stock of the Company, $.001 par value per share, and any securities into which such common stock may hereafter be reclassified.

         "DISABILITY" means the permanent and total disability of the Holder within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

         "EXERCISE PRICE" means One Cent ($0.01) per share, subject to adjustment in accordance with Section 10.

         "FUNDAMENTAL TRANSACTION" means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person pursuant to which the Company is not the surviving entity (other than a migratory merger conducted for the purpose of changing the Company's state of incorporation), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person, but not including the Accessity Share Exchange) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

         "GOOD REASON" means any one or more of the following:

                  (a) the Holder's death or Disability;

                  (b) without the Holder's express written consent, the relocation of the principal place of the Holder's employment to a location that is more than fifty (50) miles from the Holder's principal place of employment immediately prior to the Original Issue Date, or the imposition of travel requirements substantially more demanding of the Holder than such travel requirements existing immediately prior to the Original Issue Date;

                  (c) any failure by the Company to pay, or any material reduction by the Company of Holder's base salary in effect immediately prior to the Original Issue Date (unless reductions comparable in amount and duration are concurrently made for all other employees of the Company with responsibilities, organizational level and title comparable to the Holder's).

         "ORIGINAL ISSUE DATE" means the Original Issue Date first set forth on the first page of this Warrant.


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

         "SERVICE" means the Holder's employment or service with the Company in the capacity of an employee. The Holder's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Holder renders Service to the Company, provided that there is no interruption or termination of the Holder's Service. Furthermore, the Holder's Service with the Company shall not be deemed to have terminated if the Holder takes any sick leave or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first
(91st) day of such leave the Holder's Service shall be deemed to have terminated unless the Holder's right to return to Service with the Company is guaranteed by statue or contract. The Holder's Service shall be deemed to have terminated upon an actual termination of Service.

         "TRADING DAY" means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

         2. REGISTRATION OF WARRANT. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

         3. REGISTRATION OF TRANSFERS. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

         4. EXERCISE AND DURATION OF WARRANTS.

                  (a) This Warrant shall be exercisable by the registered Holder, to the extent Warrant Shares are vested as provided below, from time to time on or after the Original Issue Date through and including the Expiration Date, subject to Section 5 below. At 5:00 p.m., Pacific Standard Time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. The Company may not call or redeem any portion of this Warrant without the prior written consent of the affected Holder.

                  (b) This Warrant shall be vested in full on the Original Issue Date.

         5. EFFECT OF TERMINATION OF SERVICE.

                  (a) TERMINATION BY COMPANY FOR CAUSE. If the Holder's Service with the Company is terminated by the Company for Cause, this Warrant, to the extent vested but unexercised on the date on which the Holder's Service terminated, may be exercised by the Holder at any time prior to the expiration of three (3) months after the date on which the Holder's Service terminated, but in any event no later than the Expiration Date.

                  (b) TERMINATION BY HOLDER WITHOUT GOOD REASON. If the Holder's Service with the Company is terminated by the Holder without Good Reason, this Warrant, to the extent vested but unexercised on the date on which the Holder's Service terminated, may be exercised by the Holder at any time prior to the expiration of three (3) months after the date on which the Holder's Service terminated, but in any event no later than the Expiration Date.

         6. DELIVERY OF WARRANT SHARES.

                  (a) To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant is being exercised. Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission ("Commission"), use its reasonable best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation. A "Date of Exercise" means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

                  (b) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 6(a), then the Holder will have the right to rescind such exercise.

                  (c) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 6(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing sale price of the Common Stock at the time of the obligation giving rise to such purchase obligation and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice and supporting documentation indicating the amounts payable to the Holder in respect of the Buy-In.

                  (d) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

         7. CHARGES, TAXES AND EXPENSES. Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

         8. REPLACEMENT OF WARRANT. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company's obligation to issue the New Warrant.

         9. RESERVATION OF WARRANT SHARES. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 10). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

         10. CERTAIN ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 10.

                  (a) STOCK DIVIDENDS AND SPLITS. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding


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

immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the payment of the dividend or the making of the distribution, and any adjustment pursuant to clause (ii) or
(iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

                  (b) FUNDAMENTAL TRANSACTIONS. If, at any time while this Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "Alternate Consideration"). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder's option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                  (c) NUMBER OF WARRANT SHARES. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 10, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

                  (d) CALCULATIONS. All calculations under this Section 10 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                  (e) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment pursuant to this Section 10, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

                  (f) NOTICE OF CORPORATE EVENTS. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs


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of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least ten (10) calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

         11. PAYMENT OF EXERCISE PRICE. The Holder shall pay the Exercise Price by delivering to the Company immediately available funds.

         12. NO FRACTIONAL SHARES. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing sale price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

         13. REGISTRATION RIGHTS.

                  (a) PIGGY-BACK REGISTRATION RIGHTS. If at any time when there is not an effective registration statement covering the Warrant Shares, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to the Holder of this Warrant written notice of such determination and, if within fifteen (15) days after receipt of such notice, any such holder shall so request in writing, (which request shall specify the Warrant Shares intended to be registered on behalf of the Holder), the Company will cause the registration under the Securities Act of all Warrant Shares which the Company has been so requested to register by the Holder, to the extent requisite to permit the disposition of the Warrant Shares so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Warrant Shares in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Warrant Shares being registered pursuant to this Section for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Warrant Shares the Holder requests to be registered; provided, however, that the Company shall not be required to register any Warrant Shares pursuant to this Section that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Warrant Shares in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Warrant Shares, would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Warrant Shares of the Holders, then the number of Warrant Shares of the Holder included in such registration statement may be reduced if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Warrant Shares, or none of the Warrant Shares shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Warrant Shares.


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

                  (b) NOTIFICATION. The Company shall notify the Holder as promptly as possible (and, in the case of (i)(A) below, not less than three (3) days prior to such filing) and (if requested by any such person) confirm such notice in writing no later than one (1) business day following the day (i)(A) when a prospectus or any prospectus supplement or post-effective amendment to the registration statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such registration statement and whenever the Commission comments in writing on such registration statement and (C) with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the registration statement or prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement covering any or all of the Warrant Shares or the initiation of any proceedings for that purpose;
(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Warrant Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in the registration statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the registration statement, prospectus or other documents so that, in the case of the registration statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) CERTAIN COVENANTS OF HOLDER.

                           (i) Holder covenants and agrees that (i) it will not
                  sell any Warrant Shares under the registration statement until it has received copies of the prospectus as then amended or supplemented and notice from the Company that such registration statement and any post-effective amendments thereto have become effective, (ii) it and its officers, directors or affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Warrant Shares pursuant to the registration statement and (iii) it will furnish to the Company information regarding such Holder and the distribution of such Warrant Shares as is required by law to be disclosed in the registration statement, and the Company may exclude from such registration the Warrant Shares of any such Holder who unreasonably fails to furnish such information within a reasonable time.

                           (ii) Holder agrees by its acquisition of Warrant
                  Shares that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 13(b) above, such Holder will forthwith discontinue disposition of Warrant Shares under the registration statement until such Holder's receipt of the copies of the supplemented prospectus and/or amended registration statement, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or registration statement.

                  (d) INDEMNIFICATION. The Holder shall indemnify and hold harmless the Company, the directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), as incurred, arising solely out of or based solely upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, any prospectus, or any form of prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission is contained in any information so furnished in writing by the Holder to the Company specifically for inclusion in the registration statement or such prospectus and that such information was reasonably relied upon by the Company for use in the registration statement, such prospectus or such form of prospectus or to the extent that such information relates to the Holder or the Holder's proposed method of distribution of Warrant Shares and was reviewed and expressly approved in writing by the Holder expressly for use in the registration statement, such prospectus or such form of prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Warrant Shares giving rise to such indemnification obligation.

                  (e) ASSIGNMENT. The rights of the Holder hereunder, including the right to have the Company register for resale the Warrant Shares in accordance with the terms of this Agreement, shall be automatically assignable by the Holder to any affiliate of the Holder or any other Holder or affiliate of any other Holder of all or a portion of the Warrant Shares if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, and (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Warrant. In addition, each Holder shall have the right to assign its rights hereunder to any other person with the prior written consent of the Company, which consent shall not be unreasonably withheld. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

         14. NOTICES. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (California time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (California time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to Pacific Ethanol, Inc., Attn: President, or to Facsimile No.:
(559) 435-1478 (or such other address as the Company shall indicate in writing in accordance with this Section), or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

         15. WARRANT AGENT. The Company shall serve as warrant agent under this Warrant. Upon ten (10) days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

         16. MISCELLANEOUS.

                  (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

                  (b) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated ("Proceedings") (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the California Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any California Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

                  (c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                  (d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                  (e) Prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a shareholder with respect to the Warrant Shares.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

                                      PACIFIC ETHANOL, INC.


                                      By:  /S/ RYAN TURNER
                                           ------------------------------------
                                           Ryan Turner, Chief Operating Officer



         The undersigned Holder hereby acknowledges and agrees that this Warrant is being issued as a replacement warrant of that certain Nonstatutory Stock Option Agreement issued on May 20, 2004 ("Stock Option"), which Stock Option is hereby cancelled and of no effect.



/S/ JEFFREY H. MANTERNACH
-------------------------
JEFFREY H. MANTERNACH

                                 EXERCISE NOTICE
                              PACIFIC ETHANOL, INC.
                          WARRANT DATED MARCH 23, 2005

         The undersigned Holder hereby irrevocably elects to purchase _____________ shares of Common Stock pursuant to the above referenced Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1) The undersigned Holder hereby exercises its right to purchase
_________________ Warrant Shares pursuant to the Warrant.

(2) The Holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant. Payment shall take the form of (check applicable box):

                  [ ]      in lawful money of the United States; or

                  [ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 4(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 4(c).

(3) Pursuant to this Exercise Notice, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

(4) The undersigned represents that it has and will comply with the prospectus delivery requirements of the Securities Act.


Dated:___________________, _______  Name of Holder:


                                    (Print)____________________________________

                                    By: _______________________________________

                                    Name: _____________________________________

                                    Title: ____________________________________

                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                                             WARRANT SHARES EXERCISE LOG
                                             ---------------------------

----------------------------- ----------------------------- ---------------------------------- ---------------------
                                                                                                Number of Warrant
                                Number of Warrant Shares        Number of Warrant Shares       Shares Remaining to
            Date               Available to be Exercised                Exercised                  be Exercised
----------------------------- ----------------------------- ---------------------------------- ---------------------





----------------------------- ----------------------------- ---------------------------------- ---------------------


                                                         13

                              PACIFIC ETHANOL, INC.
                    WARRANT ORIGINALLY ISSUED MARCH 23, 2005
                                WARRANT NO. _____

                               FORM OF ASSIGNMENT

           [To be completed and signed only upon transfer of Warrant]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the above-captioned Warrant to purchase ____________ shares of Common Stock to which such Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:   _______________, ____

                                    ___________________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                                    ___________________________________________
                                    Address of Transferee


                                    ___________________________________________


                                    ___________________________________________


In the presence of:

_____________________

_____________________


                                       14